                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as October 31, 2008, by and among JEFFERSON FEDERAL BANK, a federally-chartered savings bank and a wholly-owned subsidiary of Jefferson Bancshares, Inc. (the "Bank") and RANDAL R. GREENE (the "Executive") and JEFFERSON BANCSHARES, INC., a Tennessee corporation and holding company of the Bank, as guarantor (the "Corporation"). This Agreement will be effective as of the consummation of the transaction contemplated in the Agreement and Plan of Merger by and between Jefferson Bancshares, Inc. and State of Franklin Bancshares, Inc. dated September 4, 2008 (the "Merger").

         WHEREAS, the Executive serves in position of substantial responsibility;

         WHEREAS, the Bank wishes to assure the services of the Executive for the period provided in this Agreement; and

         WHEREAS, the Executive is willing and desires to serve in the employ of the Bank for said period; and

         WHEREAS, the Executive acknowledges upon execution of this Agreement and consummation of the Merger, he will not be entitled to any benefits provided for under the Change in Control Agreement by and between State of Franklin Bancshares, Inc. and Executive dated September 19, 2003.

         NOW THEREFORE, in consideration of these premises, the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

                                   ARTICLE 1
                                   EMPLOYMENT

         1.1  EMPLOYMENT. The Bank hereby employs the Executive to serve as
              ----------
President of the Tri-Cities division of the Bank according to the terms and conditions of this Agreement and for the period stated in Section 1.3 of this Agreement. The Executive hereby accepts employment according to the terms and conditions of this Agreement and for the period stated in Section 1.3 of this Agreement.

         1.2  DUTIES. The Executive shall report directly to the President and
              ------
Chief Executive Officer of the Bank. The Executive shall serve the Bank faithfully, diligently, competently, and to the best of the Executive's ability. The Executive shall exclusively devote full working time, energy, and attention to the business of the Bank and to the promotion of the interests of the Bank and the Corporation throughout the term of this Agreement. Without the prior written consent of the board of directors of the Bank, during the term of this Agreement the Executive shall not render services to or for any person, firm, corporation, or other entity or organization in exchange for compensation, regardless of the form in which the compensation is paid and regardless of whether it is paid directly or indirectly to the Executive. Nothing in this
Section 1.2 shall prevent the Executive from managing personal investments and affairs, provided that doing so does not interfere with the proper performance of the Executive's duties and responsibilities under this Agreement.

         1.3  TERM.
              ----

         (a) The term of this Agreement shall be (i) the initial term, consisting of the period commencing on the closing date of the Merger (the "Effective Date") and ending on June 30, 2010, plus (ii) any and all extensions of the initial term made pursuant to this Section 1.3.

         (b) Commencing on June 25, 2009, and continuing on each anniversary of that date, the disinterested members of the boards of directors of the Bank and the Corporation may extend the Agreement for an additional year such that the remaining term of the Agreement shall be twenty four (24) months, unless Executive elects not to extend the term of this Agreement by giving written notice in accordance with Section 8.4 of this Agreement. The Board of Directors of the Bank will review the Agreement and Executive's performance annually for purposes of determining whether to extend the Agreement and the rationale and results thereof shall be included in the minutes of the Board's meeting. The Board of Directors of the Bank shall give notice to Executive as soon as possible after such review as to whether the Agreement is to be extended.

                                    ARTICLE 2
                            COMPENSATION AND BENEFITS

         2.1  BASE SALARY. In consideration of the Executive's performance of
              -----------
the obligations under this Agreement, the Bank shall pay or cause to be paid to the Executive a salary at the annual rate of not less than $205,000, payable according to the regular payroll practices of the Bank. The Executive's salary shall be subject to annual review. The Executive's salary, as the same may be modified from time to time, is referred to in this Agreement as the "Base Salary." All compensation under this Agreement shall be subject to customary income tax withholding and such other employment taxes as are imposed by law.

         2.2  BONUSES. In lieu of any bonus normally provided to permanent
              -------
full-time employees of the Bank, the Bank agrees to provide a bonus program to the Executive which will provide the Executive with the opportunity to earn up to 25% of the Executive's base salary, on an annual basis, the amount of which shall be determined by specific performance standards and a formula agreed to by Executive and the Bank annually. Performance standards shall be measured on a fiscal year basis, and no bonus shall be payable if Executive is not employed on June 30 of the fiscal year in question; provided, however, in the event of death of the Executive, the bonus for the fiscal year of Executive's death shall be prorated on a quarterly basis, using the information for the quarter(s) completed prior to Executive's death.

         2.3  BENEFIT PLANS AND PERQUISITES. For as long as the Executive is
              -----------------------------
employed by the Bank, the Executive shall be eligible (x) to participate in any and all officer or employee compensation, incentive compensation and benefit plans in effect from time to time, including without limitation plans providing retirement, medical, dental, disability, and group life benefits and including stock-based compensation, incentive, or bonus plans existing on the date of this Agreement or adopted after the date of this Agreement, provided that the Executive satisfies the eligibility requirements for any the plans or benefits, and (y) to receive any and all other fringe and other benefits provided from time to time, including the specific items described in (a) through (c) below.

         (a)  Reimbursement of business expenses. The Executive shall be
              ----------------------------------
entitled to reimbursement for all reasonable business expenses incurred while performing his obligations under this Agreement, including but not limited to all reasonable business travel and entertainment expenses incurred while acting at the request of or in the service of the Bank and reasonable expenses for attendance at annual and other periodic meetings of trade associations. Expenses will be reimbursed if they are submitted in accordance with the Bank's policies and procedures. In addition, Executive will receive an allowance of $3,600 per year for miscellaneous expense, including but not limited to dues in professional, social and civic organizations.

         (b)  Facilities. The Bank will furnish the Executive with the working
              ----------
facilities and staff customary for executive officers with the comparable titles and duties of the Executive as set forth in Sections 1.1 and 1.2 of this Agreement and as are necessary for the Executive to perform his duties. The location of such facilities and staff shall be at the principal administrative offices of the Corporation, or at such other site or sites customary for such offices.

         (c)  Automobile. The Bank shall provide the Executive with, and the
              ----------
Executive shall have the primary use of, an automobile owned or leased by the Bank and the Bank shall pay (or reimburse the Executive) for all expenses of insurance, registration, operation and maintenance of the automobile. The Executive shall comply with reasonable reporting and expense limitations on the use of such automobile, as the Bank may establish from time to time, and the Bank shall annually include on the Executive's Form W-2 any amount attributable to the Executive's personal use of such automobile.

         2.4  VACATION; LEAVE. The Executive shall be entitled to sick leave and
              ---------------
four (4) weeks paid annual vacation in accordance with policies established from time to time by the Bank. In addition to paid vacations and other leave, the boards of directors may grant the Executive a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the boards of directors may determine.

         2.5  INSURANCE. The Bank shall maintain or cause to be maintained
              ---------
liability insurance covering the Executive throughout the term of this Agreement.

         2.6  SIGNING BONUS. In consideration of the specialized knowledge
              -------------
developed by the Executive during his tenure with State of Franklin Bancshares, Inc. ("Franklin"), his specific contributions to the success of Franklin and as a significant inducement to his willingness to continue employment with the Bank and Corporation following the Merger, the Bank will pay the Executive $50,000 on the closing date of the Merger, less applicable tax withholding.

                                    ARTICLE 3
                             EMPLOYMENT TERMINATION

         3.1  TERMINATION BECAUSE OF DEATH.
              ----------------------------

         (a)  Death. The Executive's employment shall terminate automatically at
              -----
the Executive's death. If the Executive dies in active service to the Bank, the Executive's estate shall receive any sums due to the Executive as base salary and reimbursement of expenses through the end of the month in which his death occurred.

         (b)  Disability. The Bank will make annual payments not to exceed
              ----------
$2,900 to maintain the disability insurance coverage implemented by the State of Franklin Savings Bank prior to the Merger.

         3.2  INVOLUNTARY TERMINATION WITH CAUSE. The Bank may terminate the
              ----------------------------------
Executive's employment for Cause. If the Executive's employment terminates for Cause, the Executive shall receive the Base Salary through the date on which termination becomes effective and reimbursement of expenses to which the Executive is entitled when termination becomes effective. The Executive shall not be deemed to have been terminated for Cause under this Agreement unless and until there is delivered to the Executive a copy of a resolution adopted at a meeting of the board of directors of the Bank called and held for the purpose, which resolution shall (x) contain findings that the Executive has committed an act constituting Cause, and (y) specify the particulars thereof. The resolution of the board of directors shall be deemed to have been duly adopted if and only if it is adopted by the affirmative vote of a majority of the directors of the Bank then in office excluding the Executive. Notice of the meeting and the proposed termination for Cause shall be given to the Executive a reasonable time before the meeting of the board of directors. The Executive and the Executive's counsel (if the Executive chooses to have counsel present) shall have a reasonable opportunity to be heard by the board of directors at the meeting. For purposes of this Agreement "Cause" means any of the following:

         (1)  Personal dishonesty;
         (2)  Incompetence
         (3)  Willful misconduct;
         (4)  Breach of fiduciary duty involving personal profit;
         (5)  Intentional failure to perform stated duties;
         (6) Willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order; or
         (7)  Material breach of any provision of this Agreement.

         3.3  VOLUNTARY TERMINATION BY THE EXECUTIVE WITHOUT GOOD REASON. If the
              ----------------------------------------------------------
Executive terminates employment without Good Reason, the Executive shall receive the Base Salary and expense reimbursement to which the Executive is entitled through the date on which termination becomes effective.

         3.4  INVOLUNTARY TERMINATION WITHOUT CAUSE AND VOLUNTARY TERMINATION
              ---------------------------------------------------------------
WITH GOOD REASON. With written notice to the Executive thirty (30) days in
----------------
advance, the Bank may terminate the Executive's employment without Cause. Termination shall take effect at the end of the thirty (30) day period. With advance written notice to the Bank as provided in clause (y), the Executive may terminate employment for Good Reason. If the Executive's employment terminates involuntarily without Cause or voluntarily but with Good Reason, the Executive shall be entitled to the benefits specified in Article 4 of this Agreement. For purposes of this Agreement a voluntary termination by the Executive shall be considered a voluntary termination with Good Reason if the conditions stated in both clauses (x) and (y) of this Section 3.4 are satisfied:

         (x) a voluntary termination by the Executive shall be considered a voluntary termination with Good Reason if any of the following occur without the Executive's written consent, and the term Good Reason shall mean the occurrence of any of the following without the Executive's written consent:

                  (1)      a material diminution of the Executive's Base Salary,

                  (2) a material diminution of the Executive's authority, duties, or responsibilities, or

                  (3) a change in the geographic location at which the Executive must perform services for the Bank by more than 75 miles from such location at the Effective Date.

         (y) the Executive must give notice to the Bank of the existence of one or more of the conditions described in clause (x) within sixty (60) days after the initial existence of the condition, and the Bank shall have thirty (30) days thereafter to remedy the condition. In addition, the Executive's voluntary termination because of the existence of one or more of the conditions described in clause (x) must occur within six (6) months after the initial existence of the condition.

                                    ARTICLE 4
                             SEVERANCE COMPENSATION

         4.1  CASH SEVERANCE AFTER TERMINATION WITHOUT CAUSE OR TERMINATION FOR
              -----------------------------------------------------------------
GOOD REASON.
-----------

         (a) Subject to the possibility that cash severance after employment termination might be delayed under Section 4.1(b), if the Executive's employment terminates involuntarily but without Cause or if the Executive voluntarily terminates employment with Good Reason, the Executive shall for the unexpired term of this Agreement and in accordance with the Bank's regular pay practices continue to receive the Base Salary in effect at employment. However, the Bank and the Executive acknowledge and agree that the compensation and benefits under this Section 4.1 shall not be payable if compensation and benefits are payable or shall have been paid to the Executive under Article 5 of this Agreement.

         (b) If when employment termination occurs the Executive is a "specified employee" within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") if the cash severance payment under
Section 4.1(a) would be considered deferred compensation under Section 409A of the Code, and finally if an exemption from the six-month delay requirement of
Section 409A(a)(2)(B)(i) of the Code is not available, the Executive's continued Base Salary under Section 4.1(a) for the first six months after employment termination shall be paid to the Executive in a single lump sum without interest on the first day of the seventh (7th) month after the month in which the Executive's employment terminates. References in this Agreement to Section 409A of the Code include rules, regulations, and guidance of general application issued by the Department of the Treasury under Internal Revenue Section 409A of the Code.

         4.2  POST-TERMINATION INSURANCE COVERAGE.
              -----------------------------------

         (a) If the Executive's employment terminates involuntarily but without Cause or voluntarily but with Good Reason, or because of disability, the Bank shall continue or cause to be continued at the Bank's expense medical insurance benefits for the Executive and any of his dependents covered at the time of his termination. The medical insurance benefits shall continue until the first to occur of (w) the Executive's return to employment with the Bank or another employer, (x) the Executive's attainment of age 65, (y) the Executive's death, or (z) the end of the term remaining under this Agreement when the Executive's employment terminates.

         (b) If (x) under the terms of the applicable policy or policies for the insurance benefits specified in section 4.2(a) it is not possible to continue coverage for the Executive and his dependents, or (y) when employment termination occurs the Executive is a "specified employee" within the meaning of
Section 409A of the Code, if any of the continued insurance coverage benefits specified in Section 4.2(a) would be considered deferred compensation under
Section 409A of the Code, and finally, if an exemption from the six-month delay requirement of Section 409A(a)(2)(B)(i) of the Code is not available for that particular insurance benefit, the Bank shall pay to the Executive in a single lump sum an amount in cash equal to the present value of the Bank's projected cost to maintain that particular insurance benefit (and associated income tax gross-up benefit, if applicable) had the Executive's employment not terminated, assuming continued coverage for 36 months. The lump-sum payment shall be made thirty (30) days after employment termination or, if Section 4.1(b) applies, on the first day of the seventh (7th) month after the month in which the Executive's employment terminates.

                                    ARTICLE 5
                           CHANGE IN CONTROL BENEFITS

         5.1  CHANGE IN CONTROL BENEFITS. If a Change in Control occurs during
              --------------------------
the term of this Agreement and, thereafter, the Executive's employment terminates involuntarily but without Cause or if the Executive voluntarily terminates employment with Good Reason, the Bank shall make or cause to be made a lump-sum payment to the Executive in an amount in cash equal to two (2) times the Executive's base salary in effect as of his termination date following a change in control, plus two (2) times the Executive's most recent bonus. If the Executive receives payment under Section 5.1, the Executive shall not be entitled to any additional severance benefits under Section 4.1 of this Agreement. In addition, the Bank shall provide the Executive with the post-termination insurance coverage described in Section 4.2(a) of this Agreement, subject to the provisions of Section 4.2(b) of this Agreement.

         5.2  CHANGE IN CONTROL DEFINED. For purposes of this Agreement "Change
              -------------------------
in Control" means a change in control as defined in Internal Revenue Section 409A of the Code and rules, regulations, and guidance of general application thereunder issued by the Department of the Treasury, including:

         (a)  Change in ownership: a change in ownership of the Corporation
              -------------------
occurs on the date any one person or group accumulates ownership of Corporation stock constituting more than 50% of the total fair market value or total voting power of Corporation stock,

         (b)  Change in effective control: (x) any one person or more than one
              ---------------------------
person acting as a group acquires within a 12-month period ownership of Corporation stock possessing 30% or more of the total voting power of Corporation stock, or (y) a majority of the Corporation's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of the Corporation's board of directors, or

         (c)  Change in ownership of a substantial portion of assets: a change
              ------------------------------------------------------
in ownership of a substantial portion of the Corporation's assets occurs if in a 12-month period any one person or more than one person acting as a group acquires from the Corporation assets having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the Corporation's assets immediately before the acquisition or acquisitions. For this purpose, gross fair market value means the value of the Corporation's assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.

         Notwithstanding the foregoing, the Merger is not considered a change in control for purposes of this Agreement.

         5.3  POTENTIAL LIMITATION OF BENEFITS UNDER CERTAIN CIRCUMSTANCES.
              ------------------------------------------------------------
Notwithstanding any other provisions of this Agreement, in the event that (x) the aggregate payments or benefits to be made or afforded to the Executive under this Agreement or otherwise, which are deemed to be parachute payments as defined in Section 280G of the Code or any successor thereof, (the "Termination Benefits") would be deemed to include an "excess parachute payment" under
Section 280G of the Code; and (y) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times the Executive's "base amount," as determined in accordance with Section 280G of the Code and the Non-Triggering Amount less the product of the marginal rate of any applicable state and federal income tax and the Non-Triggering Amount would be greater than the aggregate value of the Termination Benefits (without such reduction) minus
(1) the amount of tax required to be paid by the Executive thereon by Section 4999 of the Code and further minus (2) the product of the Termination Benefits and the marginal rate of any applicable state and federal income tax, then the Termination Benefits shall be reduced to the Non-Triggering Amount. The allocation of the reduction required hereby among the Termination Benefits shall be determined by the Executive. Notwithstanding the foregoing, the Bank shall not pay the Executive Termination Benefits in excess of three (3) times his average annual compensation (or such other amount that may be permitted pursuant to applicable regulation or regulatory guidance). Any payment of Termination Benefits in excess of three (3) times the Executive average annual compensation shall be made by the Corporation. The Corporation's independent public accountants will determine the value of any reduction in the payments and benefits; the Bank will pay for the accountants' opinion. If the Bank and/or the Executive do not agree with the accountants' opinion, the Bank will pay to the Executive the maximum amount of payments and benefits pursuant to Sections 4 and 5 of this Agreement or otherwise, as selected by Executive, that the opinion indicates have a high probability of not causing any of the payments and benefits to be non-deductible and subject to the excise tax imposed under
Section 4999 of the Code. The Bank may also request, and the Executive has the right to demand that, a ruling from the IRS as to whether the disputed payments and benefits have such tax consequences. The Bank will promptly prepare and file the request for a ruling from the IRS, but in no event will the Bank make this filing later than thirty (30) days from the date of the accountant's opinion referred to above. The request will be subject to the Executive's approval prior to filing; the Executive shall not unreasonably withhold his approval. The Bank and the Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any IRS rulings, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Nothing contained in this Agreement shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment other than pursuant to Sections 4 and 5 hereof, or a reduction in the payments and benefits specified, below zero.

                                    ARTICLE 6
                        CONFIDENTIALITY AND CREATIVE WORK

         6.1  NON-DISCLOSURE. The Executive covenants and agrees not to reveal
              --------------
to any person, firm, or corporation any confidential information of any nature concerning the Bank or its business, or anything connected therewith. As used in this Article 6 the term "confidential information" means all of the Bank's and the Bank's affiliates' confidential and proprietary information and trade secrets in existence on the date hereof or existing at any time during the term of this Agreement, including but not limited to:

         (a) the whole or any portion or phase of any business plans, financial information, purchasing data, supplier data, accounting data, or other financial information,

         (b) the whole or any portion or phase of any marketing or sales information, sales records, customer lists, prices, sales projections, or other sales information, and

         (c) trade secrets, as defined from time to time by the laws of Tennessee. This Section 6.1 does not prohibit disclosure required by an order of a court having jurisdiction or a subpoena from an appropriate governmental agency or disclosure made by the Executive in the ordinary course of business and within the scope of the Executive's authority.

         6.2  RETURN OF MATERIALS. The Executive agrees to immediately deliver
              -------------------
or return to the Bank upon termination, upon expiration of this Agreement, or as soon thereafter as possible, all written information and any other similar items furnished by the Bank or prepared by the Executive in connection with the Executive's services hereunder and to immediately delete all electronically stored data of the Bank maintained on the Executive's personal computers and to return all Bank-provided computers or communication devices (i.e., laptop, Blackberry, PDA, etc.). The Executive will retain no copies thereof after termination of this Agreement or termination of the Executive's employment.

         6.3  CREATIVE WORK. The Executive agrees that all creative work and
              -------------
work product, including but not limited to all technology, business management tools, processes, software, patents, trademarks, and copyrights developed by the Executive during the term of this Agreement, regardless of when or where such work or work product was produced, constitutes work made for hire, all rights of which are owned by the Bank or the Corporation. The Executive hereby assigns to the Bank and the Corporation all rights, title, and interest, whether by way of copyrights, trade secret, trademark, patent, or otherwise, in all such work or work product, regardless of whether the same is subject to protection by patent, trademark, or copyright laws.

         6.4  AFFILIATES' CONFIDENTIAL INFORMATION IS COVERED; CONFIDENTIALITY
              ----------------------------------------------------------------
OBLIGATION SURVIVES TERMINATION. For purposes of this Agreement, the term
-------------------------------
"affiliate" of the Corporation includes any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Corporation or the Bank. The rights and obligations set forth in this Article 6 shall survive termination of this Agreement.

         6.5  INJUNCTIVE RELIEF. The Executive acknowledges that it is
              -----------------
impossible to measure in money the damages that will accrue to the Bank and the Corporation if the Executive fails to observe the obligations imposed by this
Article 6. Accordingly, if the Bank institutes an action to enforce the provisions hereof, the Executive hereby waives the claim or defense that an adequate remedy at law is available to the Bank, and the Executive agrees not to urge in any such action the claim or defense that an adequate remedy at law exists. The confidentiality and remedies provisions of this Article 6 shall be in addition to and shall not be deemed to supersede or restrict, limit, or impair the Bank's rights under applicable state or federal statute or regulation dealing with or providing a remedy for the wrongful disclosure, misuse, or misappropriation of trade secrets or proprietary or confidential information.

                                    ARTICLE 7
                    COMPETITION AFTER EMPLOYMENT TERMINATION

         7.1  COVENANT NOT TO SOLICIT EMPLOYEES. The Executive agrees not to,
              ---------------------------------
directly or indirectly, solicit or employ the services of any officer or employee of the Bank or the Corporation or any of their affiliates (including an individual who was an officer or employee of the Bank or the Corporation or any of their affiliates during the one year period following the Executive's termination) for two (2) years after the Executive's employment termination.

         7.2  COVENANT NOT TO COMPETE.
              -----------------------

         (a) The Executive covenants and agrees not to compete directly or indirectly with the Bank or the Corporation or any of their affiliates for two
(2) years after employment termination. For purposes of this Section 7.2:

              (1)   the term COMPETE means:

                    (i) providing financial products or services on behalf of any financial institution for any person residing in the territory,

                    (ii) assisting (other than through the performance of ministerial or clerical duties) any financial institution in providing financial products or services to any person residing in the territory, or

                    (iii) inducing or attempting to induce any person who was a customer of the Bank or the Corporation or any of their affiliates at the date of the Executive's employment termination to seek financial products or services from another financial institution.

              (2)   the words DIRECTLY or INDIRECTLY mean:

                    (i) acting as a consultant, officer, director, independent contractor, or employee of any financial institution in competition with the Bank or the Corporation in the territory, or

                    (ii) communicating to such financial institution the names or addresses or any financial information concerning any person who was a customer of the Bank or the Corporation when the Executive's employment terminated.

              (3) the term CUSTOMER means any person to whom the Bank or the Corporation is providing financial products or services on the date of the Executive's employment termination or within one year thereafter.

              (4) the term FINANCIAL INSTITUTION means any bank, savings association, or bank or savings association holding company, or any other institution, the business of which is engaging in activities that are financial in nature or incidental to such financial activities as described in Section 4(k) of the Bank Holding Company Act of 1956, other than the Corporation or any of its affiliates.

              (5) FINANCIAL PRODUCT OR SERVICE means any product or service that a financial institution or a financial holding company could offer by engaging in any activity that is financial in nature or incidental to such a financial activity under
                    Section 4(k) of the Bank Holding Company Act of 1956 and that is offered by the Bank or an affiliate on the date of the Executive's employment termination, including but not limited to banking activities and activities that are closely related and a proper incident to banking.

              (6) the term PERSON means any individual or individuals, corporation, partnership, fiduciary or association.

              (7) the term TERRITORY means the area within a 50-mile radius of any office of the Bank or the Corporation at the date of the Executive's employment termination.

         (b) If any provision of this section or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained therein) is held to be unenforceable or invalid for any reason, the unenforceable or invalid provision or portion shall be modified or deleted so that the provisions hereof, as modified, are legal and enforceable to the fullest extent permitted under applicable law.

         (c) The Executive acknowledges that the willingness of the Bank and the Corporation to enter into this Agreement and to make the payments contemplated by Articles 3 and 4 of this Agreement is conditioned on the Executive's acceptance of the covenants set forth in Articles 6 and 7 of this Agreement and that the Bank or the Corporation would not have entered into this Agreement without such covenants in force.

         7.3  INJUNCTIVE AND OTHER RELIEF. Because of the unique character of
              ---------------------------
the services to be rendered by the Executive hereunder, the Executive understands that the Bank would not have an adequate remedy at law for the material breach or threatened breach by the Executive of any one or more of the Executive's covenants in this Article 7. Accordingly, the Executive agrees that the Bank's remedies for a breach of this Article 7 include, but are not limited to, (x) forfeiture of any money representing accrued salary, contingent payments, or other fringe benefits (including any amount payable pursuant to Article 4) due and payable to the Executive during the period of any breach by Executive, and (y) a suit in equity by the Bank to enjoin the Executive from the breach or threatened breach of such covenants. The Executive hereby waives the claim or defense that an adequate remedy at law is available to the Bank and the Executive agrees not to urge in any such action the claim or defense that an adequate remedy at law exists. Nothing herein shall be construed to prohibit the Bank from pursuing any other or additional remedies for the breach or threatened breach.

         7.4  ARTICLE 7 SURVIVES TERMINATION BUT IS VOID AFTER A CHANGE IN
              ------------------------------------------------------------
CONTROL. The rights and obligations set forth in this Article 7 shall survive
-------
termination of this Agreement.

                                   ARTICLE 8
                                 MISCELLANEOUS

         8.1  SUCCESSORS AND ASSIGNS.
              ----------------------

         (a) This Agreement shall be binding upon the Bank and any successor to the Bank, including any persons acquiring directly or indirectly all or substantially all of the business or assets of the Bank by purchase, merger, consolidation, reorganization, or otherwise. But this Agreement and the Bank's obligations under this Agreement are not otherwise assignable, transferable, or delegable by the Bank. By agreement in form and substance satisfactory to the Executive, the Bank shall require any successor to all or substantially all of the business or assets of the Bank expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Bank would be required to perform had no succession occurred.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees.

         (c) Without written consent of the other parties, no party shall assign, transfer, or delegate this Agreement or any rights or obligations under this Agreement, except as expressly provided herein. Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder is not assignable or transferable, whether by pledge, creation of a security interest, or otherwise, except for a transfer by the Executive's will or by the laws of descent and distribution. If the Executive attempts an assignment or transfer that is contrary to this Section 8.1, the Bank shall have no liability to pay any amount to the assignee or transferee.

         8.2  GOVERNING LAW, JURISDICTION AND FORUM. This Agreement shall be
              -------------------------------------
construed under and governed by the internal laws of the State of Tennessee, without giving effect to any conflict of laws provision or rule that would cause the application of the laws of any jurisdiction other than Tennessee. By entering into this Agreement, the Executive acknowledges that the Executive is subject to the jurisdiction of both the federal and state courts in Tennessee.

         8.3  ENTIRE AGREEMENT. This Agreement sets forth the entire agreement
              ----------------
of the parties concerning the employment of the Executive by the Bank. Any oral or written statements, representations, agreements, or understandings made or entered into prior to or contemporaneously with the execution of this Agreement are hereby rescinded, revoked, and rendered null and void by the parties. Further, upon execution of this Agreement, the Change in Control Agreement by and between the Executive and State of Franklin Bancshares, Inc. dated September 19, 2003, will be null and void.

         8.4  NOTICES. All notices, requests, demands, and other communications
              -------
hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of the Bank at the time of the delivery of such notice, and properly addressed to the Bank if addressed to the board of directors of the Corporation and the Bank at the Bank's executive offices.

         8.5  SEVERABILITY. If there is a conflict between any provision of this
              ------------
Agreement and any statute, regulation, or judicial precedent, the latter shall prevail, but the affected provisions of this Agreement shall be curtailed and limited solely to the extent necessary to bring them within the requirements of law. If any provisions of this Agreement is held by a court of competent jurisdiction to be indefinite, invalid, void or voidable, or otherwise unenforceable, the remainder of this Agreement shall continue in full force and effect unless that would clearly be contrary to the intentions of the parties or would result in an injustice.

         8.6  CAPTIONS AND COUNTERPARTS. The captions in this Agreement are
              -------------------------
solely for convenience. The captions do not define, limit, or describe the scope or intent of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         8.7  NO DUTY TO MITIGATE. The Executive shall not be required to
              -------------------
mitigate the amount of any payment provided for in this Agreement by seeking other employment. Moreover, provided the Executive is not in breach of any obligation under Articles 6 and 7 of this Agreement, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned or benefits provided as the result of employment of the Executive or as a result of the Executive being self-employed after employment termination.

         8.8  AMENDMENT AND WAIVER. This Agreement may not be amended, released,
              --------------------
discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not be construed to be a waiver of any such provision, nor affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         8.9  COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 409A. The Bank and
              --------------------------------------------------
the Executive intend that their exercise of authority or discretion under this Agreement shall comply with Section 409A of the Code. If any provision of this Agreement does not satisfy the requirements of Section 409A of the Code, such provision shall nevertheless be applied in a manner consistent with those requirements. If any provision of this Agreement would subject the Executive to additional tax or interest under Section 409A of the Code, the Bank shall reform the provision. However, the Bank shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Executive to additional tax or interest, and the Bank shall not be required to incur any additional compensation expense as a result of the reformed provision.

         8.10  SOURCE OF PAYMENTS. All payments provided in this Agreement shall
               ------------------
be timely paid in cash or check from the general funds of the Bank. The Corporation, however, guarantees all payments and the provision of all amounts and benefits due hereunder to the Executive and, if such payments are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Corporation.

         8.11  REQUIRED PROVISIONS. In the event any of the foregoing provisions
               -------------------
of this Agreement conflict with the terms of this Section 8.11, this Section
8.11 shall prevail. Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to, and conditioned upon, their compliance with 12 U.S.C. Section 1828(k) and FDIC Regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.


                                        JEFFERSON FEDERAL BANK



                                        /s/ Anderson L. Smith
                                        ----------------------------------------
                                        Name:   Anderson L. Smith
                                        Title:  President and Chief Executive
                                                Officer



                                        /s/ Randal R. Greene
                                        ----------------------------------------
                                        RANDAL R. GREENE



                                        JEFFERSON BANCSHARES, INC.
                                        (as guarantor)



                                        /s/ Anderson L. Smith
                                        ----------------------------------------
                                        Name:   Anderson L. Smith
                                        Title:  President and Chief Executive
                                                Officer